EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Synopsys, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-84517 and 333-68011) on Form S-3 and (Nos. 333-189019, 333-185600, 333-181875, 333-179940, 333-174587, 333-169275, 333-166274, 333-157791, 333-151070, 333-151067, 333-134899, 333-125225, 333-125224, 333-116222, 333-108507, 333-106149, 333-103636, 333-103635, 333-103418, 333-100155, 333-99651, 333-97319, 333-97317, 333-75638, 333-77000, 333-71056, 333-63216, 333-56170, 333-45056, 333-38810, 333-32130, 333-90643, 333-84279, 333-77597, 333-77127, 333-68883, 333-60783, 333-50947, 333-45181, 333-42069, and 333-22663) on Form S-8 of Synopsys, Inc. (the Company) of our report dated December 19, 2013, with respect to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of November 2, 2013 and November 3, 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended November 2, 2013, and the effectiveness of internal control over financial reporting as of November 2, 2013, which report appears in the November 2, 2013 annual report on Form 10-K of Synopsys, Inc.

/s/ KPMG LLP

Santa Clara, California

December 19, 2013